THIS CONVERTIBLE DEBENTURE AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE THEREAFTER MUST BE PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION.

                          WASATCH PHARMACEUTICAL, INC.
                               A UTAH Corporation

Dated:   September 24, 1997

NO.       1

          WASATCH PHARMACEUTICAL, INC., a UTAH corporation (the "Corporation"), is indebted and, for value received, promises to pay to the order of ORIENTAL NEW INVESTMENTS, LTD., (the "Holder") on March 24, 1998 (the "Due Date"), (unless this Debenture shall have been sooner called for redemption, extended by the Holder or converted as provided herein) upon presentation of this Debenture, Fifty thousand dollars, ($50,000)(the "Principal") and to pay interest on the Principal as provided herein.

          The Corporation convenants, promises and agrees as follows:

1. Interest. Interest on this convertible Debenture shall accrue form September 24, 1997, (the date of payment of the Principal to the Corporation) at the rate of ten percent (10%) per annum until paid or converted. Interest shall be due and payable to the Holder quarterly, beginning November 30, 1997. However, in the event of default, interest shall accrue at the rate of twenty percent (20%) per annum from the date of default.

         All accrued and unpaid interest shall be payable on the Due Date. All payments of principal and interest or principal or interest shall be made the Holder at offices of the Holder, c\o SAGEM, Rue Des Baines 35, 1205 Genevea, Switzerland, or at such other place and may be designated in writing by the Holder.

2.       Redemption.

                2.1 This Debenture may be redeemed at the option of the Corporation in whole or in part to the Due Date at any time and from time to time without penalty or premium. The Corporation may exercise its right to redeem prior to maturity by giving notice (the "Redemption Date"). The Redemption Date shall be at least 30 days and not more than 60 days after the date of the Redemption Notice.

                2.2 On the Redemption Date, the Corporation shall pay all accrued and unpaid interest on the Debenture up to and including the Redemption Date and shall pay to the holder hereof a dollar amount equal to the Redemption Amount.

                2.3 The forgoing Notice of Redemption notwithstanding, the Holder may convert this Debenture and accrued interest into common stock of the Corporation pursuant to the Holder's Rights of Conversion as set forth below.

3. Conversion. At any time after the date the Principal of the Debenture was paid to the Corporation, the Holder may elect to convert the Principal and accrued interest (to the date prior to the date Notice of Conversion is given to the Corporation), in whole or in part, or solely the accrued interest in whole or in part into as many shares of the common stock of the Corporation as equals the dollar amount to be converted divided by fifty percent (50%) of the average closing bid price for common stock of the Corporation as reported by the NASD Electronic Bulletin Board for the ten (10) days prior to the date the Holder's Notice of Conversion is received by the Corporation.

                3.1 Conversion Notice. The Holder may exercise the above conversion rights by giving written notice (the Conversion Notice) to the Corporation of the exercise of such right. The Conversion Notice must be received by the Corporation at least one business day prior to the Conversion Date and will state the ten day average closing bid price, the amount of principal and/or interest being converted and the delivery instructions for certificates registered in the name of the Holder.

3.2 Prohibition on Stop Transfer Instructions. The Corporation shall not issue stop transfer instruction to its transfer agent with respect to certificates to the issued upon conversion. In addition, the Corporation shall not place a restrictive legend on the certificates to be issued upon conversion after expiration of the Regulation S Restricted Period for any reason other than the Corporation's reasonable good faith belief that the representations and warranties made by the Lender or contained in the Holder's Notice of Conversion are untrue.

                3.2 Registration Rights. If within ten business days of receipt of a Notice of Conversion, the Corporation fails to issue certificates for the Shares required by such Notice or issues certificates with a restrictive legend after the expiration of the Regulation S Restricted Period, for any reason other than the Corporation's reasonable good faith belief that the representations and warranties made by the Lender or contained in the Holder's Notice of Conversion are untrue, then the Corporation shall be required at its expense and at the request of the Holder to effect the registration of the Shares under the Act and relevant Blue Sky laws as promptly as is practicable and in no event later than 90 days from the date of the Holder's demand therefor. The Corporation and the Holder shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Corporation shall file a registration statement within 30 days of Holder's Notice of Conversion and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter. Such best efforts shall include, but not be limited, promptly responding to all comments received from the staff of the Securities and Exchange Commission, providing Holder's counsel with a contemporaneous copy of all written communications from and to the staff of the Securities and Exchange Commission with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the Securities and Exchange Commission. Once declared effective by the Securities and Exchange commission, the Corporation shall cause such registration statement to remain effective until the earlier of (i) the sale by the Lender of all Shares registered of (ii) 120 days after the effective date of such registration statement.

                3.3 Registration in the Event of Amendments to Regulation S. In the event that Regulation S is amended in such a manner as to increase the Restricted Period for more that its present time period or to otherwise substantially diminish the liquidity of the Holder's investment as determined in its sole discretion, the Holder shall have the option to require the Corporation to register the Shares in the manner as set forth in (m) above.

                3.4 Penalty for Failure to Convert or File Periodic Reports. If within ten business days of receipt of a Notice of Conversion, the Corporation fails to issue certificates for the Shares required by such Notice or issues certificates with a restrictive legend after the expiration of the Restricted Period, for any reason other than the Corporation's reasonable good faith belief that the representations and warranties made by the Lender or contained in the Holder's Notice of Conversion are untrue, or fails to file all periodic reports with the Securities and Exchange Commission required of it or fails to file the Form 8-K required by this sale of this Debenture, then the Corporation shall pay to the Holder by wire transfer, as liquidated damages for such failure and not as a penalty, and amount in cash equal to the lesser of $12,500 or twenty-five percent (25%) of the outstanding Principal and accrued interest. Such liquidated damages shall be added to the Principal and accrued interest of the Convertible Debenture and subject to the Default Provisions thereof. However, accrual or payment of such liquidated damages shall not relieve the Corporation from its obligations to register the Shares pursuant to paragraph 3.2 above.

4. Default. Upon the occurrence of any one or more of the Events of Default set forth below and subject solely to the Corporation's actual cure of the default, the Holder at its option and in its sole discretion, may declare the unpaid Principal and accrued interest immediately due and payable as completely as if said aggregate sum was originally agreed to be paid at such time. The declaration of a default shall be without demand for payment, which is hereby expressly waived by the Corporation. In addition, upon the occurrence of any one or more of such Events of Default, the Holder may proceed to enforce payment of the Principal and accrued interest, as accelerated as above provided, and any and all other duties, obligations and liabilities contained in the Convertible Debenture Agreement and the convertible Debenture. The Events of Default are as follows:

                4.1 The entire unpaid balance of the Principal and all unpaid, accrued interest shall, at the election of the Holder, be and become immediately due and payable upon the occurrence of any of the following events (a "Default Event"):

          (a) Any  default by the  Corporation  in the  punctual  payment of the
          principal  and  accrued   interest  of  the  outstanding   Convertible
          Debenture when and as the same shall become due and payable;

          (b) Any default by the Corporation under or breach by the Corporation in the performance of any covenant, agreement, warranty, representation or condition contained i this Agreement or the Convertible Debenture;

         (c) If the Corporation shall:

                   (i) apply for, or consent to, the appointment of a receiver, trustee, or liquidator of the Corporation for all or substantially all assets of the Corporation; (ii) file or be served with any petition for relief under the Bankruptcy Code or any similar federal or state law or admit in writing its inability to pay its debts as they become due; (iii) make a general assignment to creditors;

          (d) If any pleading shall be filed in any court or other forum seeking the adjudication of the Corporation as a bankrupt or insolvent, the appointment of a receiver, trustee, or liquidator of the Corporation of all or substantially all of their assets which pleading shall not be dismissed within thirty (30) days; or

          (e) The filing of any tax lien respecting any of the assets of the Corporation;

          (f) The failure to file all periodic reports of the Borrower required over the next 12 months with the U.S. Securities and Exchange Commission as and when due, specifically and 8-K report on the sale of this debenture;

          4.2 Right to Cure Default. The forgoing notwithstanding, the Corporation shall have thirty (30) days from the date of such default to cure said default. Upon such cure the terms of a Convertible Debenture shall continue in effect.

          4.3 Rights and Remedies. Each right, power or remedy of the Holder upon the occurrence of any Default Event as provided for in this Debenture, or now or hereafter existing at law or inequity, or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Debenture or now or hereafter existing at law or equity or by statue, and the exercise or beginning of the exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies.

5. Failure to Act and Waiver. No failure or delay by the Holder to insist upon the strict performance of any term of this Debenture or to exercise any such term or of any such breach, or preclude the Holder from exercising any such right, power or remedy consequent upon a Default Event hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Debenture, the holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Debenture, or to declare a Default Event for failure to effect such payment of any such other amount.

6. Transfer/Negotiability. This debenture shall be transferred on the books of the Corporation only by the registered Holder or by his/her attorney duly authorized in writing. Transfer shall be effected by delivery to the Corporation of a duly executed Assignment, substantially in the form attached hereto as Exhibit A. The foregoing notwithstanding the Corporation shall not transfer this Debenture nor any of the shares of common stock to be issue upon conversion in the United States or to a U.S. Person, (as defined in Regulation S promulgated under the Act) or for the account and benefit of U.S. Person, except as provided in said Regulation S until forty-one days from the date of issuance of this Debenture, The Corporation shall be entitled to treat any Holder of record of the Debenture as the Holder in fact thereof and shall not be bound to recognized any equitable or other claim to or interest in this Debenture in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of COLORADO. Subject to receipt of a duly executed Assignment, the Debenture shall be assigned by the Holder for value, to a Holder in Due Course as defined by the Uniform Commercial Code. The Corporation hereby makes an unconditional promise to repay the Principal and accrued interest of this Debenture on or before the date due to any such Holder in Due Course and acknowledges that repayment to a Holder in due Course is not subject to any claims or defenses the Corporation may have against the original Holder.

7. Notices. All notices and communications under this Debenture shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Corporation, to:
                  Gary V. Heesch, President
                  WASATCH PHARMACEUTICAL, INC.
                  714 East 7200 South
                  Midvale, Utah 84047
and, if to the Holder, to the address of such Holder as it appears in the books of the Corporation. Any notice of communication shall be deemed given and received as of the date of such delivery or three days after deposit with an overnight courier service or five(5) days after deposit with U.S. Postal Service as first class air mail.

8. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the United States and the State of Colorado without regard to conflicts of law. In the event that any dispute should arise pertaining to this Agreement, the Parties agree that jurisdiction shall vest only in the state or federal courts located in Denver, Colorado in order to resolve such dispute. Nevertheless, the Lender may elect to file an arbitration in Denver, Colorado before the American Arbitration Association (the "AAA") to resolve any dispute regarding this Agreement, and the Borrower hereby agrees to arbitrate such dispute before the AAA in Denver, Colorado, if the Lender makes such election.

9. Incorporation by Reference. The terms, Representations and Warranties set forth in the Convertible Debenture Agreement between the Corporation and ORIENTAL NEW INVESTMENT, LTD., dated September 24, 1997, are incorporated herein by this reference, and any transferee or subsequent Holder of this Debenture (or the shares of common stock issued upon conversion thereof during the Restricted Period as defined by Regulation S) shall be subject to and bound by the provision of such agreement.

         IN WITNESS WHEREOF, the Corporation has caused this Debenture to be duly executed.


ATTEST:                                           WASATCH PHARMACEUTICAL, INC.


/s/ David K. Giles                                Gary V. Heesch
--------------------------                        --------------------------
Secretary                                         Gary V. Heesch, President

                                   Exhibit A

ASSIGNMENT

         FOR   VALUE   RECEIVED,    the    undersigned    hereby   assigns   to:
____________________ The 10% Convertible Debenture of WASATCH PHARMACEUTICAL, INC., No. ____ and hereby irrevocably appoints ______________________, Attorney, to transfer said debenture on the books of the within named corporation, with full power of substitution in the premised.

         WITNESS my hand and seal this ____ day of _____________________, 199_.

                                                                  _______(SEAL)

                                                                   _____ (SEAL)
WITNESS:

--------------------


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